Exhibit 99.1

April 20, 2017

JANUS CAPITAL GROUP INC. ANNOUNCES

FIRST QUARTER 2017 RESULTS

First quarter earnings of $0.17 per diluted share,

or $0.23 as adjusted for merger-related costs

DENVER — Janus Capital Group Inc. (“JCG”) (NYSE: JNS) today reported first quarter 2017 net income of $30.9 million, or $0.17 per diluted share, compared with fourth quarter 2016 net income of $30.9 million, or $0.17 per diluted share, and net income of $35.1 million, or $0.19 per diluted share in the first quarter 2016.

First quarter 2017 net income adjusted for merger-related costs was $43.8 million, or $0.23 per diluted share. Fourth quarter 2016 net income adjusted for merger-related costs was $37.2 million, or $0.20 per diluted share. See non-GAAP financial measures reconciliation for additional information.

Assets Under Management and Flows

Average assets under management during the first quarter 2017 were $201.4 billion compared with $191.9 billion during the fourth quarter 2016 and $180.2 billion during the first quarter 2016.

At March 31, 2017, JCG’s assets under management totaled $201.9 billion compared with $194.5 billion at December 31, 2016, and $188.0 billion at March 31, 2016. The increase in assets under management during the first quarter 2017 reflects market appreciation of $12.1 billion partially offset by long-term net outflows of $4.7 billion. Mathematical equity, fundamental equity (Janus and Perkins equity) and fixed income long-term net outflows totaled $3.8 billion, $0.6 billion and $0.3 billion in the first quarter 2017, respectively.

Investment Performance

As of March 31, 2017, 56% of complex-wide mutual funds had a 4- or 5-star Overall Morningstar RatingTM.(1)

As of March 31, 2017, 62%, 94% and 66% of fundamental equity mutual fund assets ranked in the top half of their Morningstar categories on a one-, three- and five-year total return basis, respectively.(2)

As of March 31, 2017, 1%, 16% and 100% of fixed income mutual fund assets ranked in the top half of their Morningstar categories on a one-, three- and five-year total return basis, respectively.(3)

As of March 31, 2017, 0%, 0% and 17% of mathematical equity relative return strategies surpassed their respective benchmarks, net of fees, over the one-, three- and five-year periods, respectively.(4)

(1)         For the period ending March 31, 2017, 44%, 52% and 57% of complex-wide mutual funds had a 4- or 5-star Morningstar rating for the 3-, 5- and 10-year periods based on risk-adjusted returns for 50, 46 and 35 funds, respectively. 50 funds were included in the analysis for the Overall period.

(2)         References Morningstar relative performance on an asset-weighted basis. For the 10-year period ending March 31, 2017, 83% of the fundamental equity mutual fund assets outperformed the majority of their Morningstar peers based on total returns. For the 1-, 3-, 5- and 10-year periods ending March 31, 2017, 67%, 84%, 61% and 76% of the 39, 38, 36 and 29 fundamental equity mutual funds outperformed the majority of their Morningstar peers based on total returns.

(3)         References Morningstar relative performance on an asset-weighted basis. For the 10-year period ending March 31, 2017, 100% of the fixed income mutual fund assets outperformed the majority of their Morningstar peers based on total returns. For the 1-, 3-, 5- and 10-year periods ending March 31, 2017, 11%, 29%, 83% and 100% of the 9, 7, 6 and 4 fixed income mutual funds outperformed the majority of their Morningstar peers based on total returns.

(4)         For the period ending March 31, 2017, 0%, 40%, 25% and 33% of the mathematical equity mutual funds were beating their benchmarks on a 1-, 3-, 5-year and since-fund inception basis. Funds included in the analysis and their inception dates are: INTECH U.S. Core Fund — Class I (2/03); INTECH U.S. Managed Volatility Fund — Class I (12/05); INTECH International Managed Volatility Fund — Class I (5/07); INTECH Global Income Managed Volatility Fund — Class I (12/11); Janus Aspen INTECH U.S. Low Volatility Portfolio — Service Shares (9/12) and INTECH Emerging Markets Managed Volatility Fund — Class I (12/14).

Financial Discussion

Financial Highlights

(dollars in millions, except per share data or as noted)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Average Assets Under Management (in billions)	$201.4	$191.9	$180.2
Ending Complex-Wide Assets (in billions)	$204.7	$196.8	$191.3
Operating Revenues	$257.6	$251.4	$248.5
Operating Expenses	$202.3	$189.6	$185.9
Operating Income	$55.3	$61.8	$62.6
Operating Margin	21.5%	24.6%	25.2%

Net Income Attributable to JCG	$30.9	$30.9	$31.5

Diluted Earnings per Share	$0.17	$0.17	$0.19

First quarter 2017 revenues of $257.6 million increased from the fourth quarter 2016 due to higher investment management fees as a result of higher average assets under management. First quarter 2017 operating expenses of $202.3 million increased $12.7 million from fourth quarter operating expenses of $189.6 million, primarily due to increased marketing and advertising expenses related to the proposed merger of JCG and Henderson Group plc (“Henderson”). JCG also had seasonally higher employee compensation expenses, partially offset by lower merger-related costs within general and administrative expenses compared to the fourth quarter 2016.

Capital and Liquidity

At March 31, 2017, JCG had total equity of $1.7 billion, cash and investments of $655.8 million and outstanding debt of $407.4 million.

Cash flows from operations during the first quarter 2017 were $(50.1) million compared with $94.8 million during the fourth quarter 2016 and $(44.0) million during the first quarter 2016. The change in cash flows from operations comparing the first quarter 2017 to the fourth quarter 2016 is due to the payment of annual incentive compensation in the first quarter 2017.

On April 18, 2017, JCG’s Board of Directors declared a regular quarterly cash dividend of $0.11 per share. The quarterly dividend will be paid on May 19, 2017, to stockholders of record at the close of business on May 5, 2017.

First Quarter 2017 Earnings Call Information

JCG will host a conference call and webcast to discuss its results on Thursday, April 20, 2017, at 10 a.m. Eastern Daylight Time. To participate in the conference call, please dial (888) 397-5338 in the U.S. and Canada or (719) 325-2145 internationally. The webcast of the conference call and the slides used during the presentation can be accessed via the investor relations section of JCG’s website, http://ir.janus.com/. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.janus.com/ for a period of at least seven days following the call.

About Janus Capital Group Inc.

Janus Capital Group Inc. (JCG) is a global investment firm dedicated to delivering better outcomes for clients through a broad range of investment solutions, including fixed income, equity, alternative and multi-asset class strategies. It does so through a number of distinct asset management platforms, including investment teams within Janus Capital Management LLC (Janus), INTECH Investment Management LLC (INTECH), Perkins Investment Management LLC (Perkins) and Kapstream Capital Pty Limited (Kapstream), in addition to a suite of exchange-traded products. Each team brings distinct asset class expertise, perspective, style-specific experience and a disciplined approach to risk. Investment strategies are offered through open-end funds domiciled in both the U.S. and offshore, as well as through separately managed accounts, collective investment trusts and exchange-traded products. Based in Denver, JCG has offices located in 12 countries throughout North America, Europe, Asia and Australia. The firm had complex-wide assets under management and ETN assets totaling $204.7 billion as of March 31, 2017.

Investor Relations Contact:	Media Contact:
John Groneman	Erin Passan
john.groneman@janus.com	erin.passan@janus.com
(303) 336-7466	(303) 394-7681

JANUS CAPITAL GROUP INC.

UNAUDITED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(dollars in millions, except per share data or as noted)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Operating revenues:
Investment management fees	$229.8	$223.3	$210.3
Performance fees	(13.7)	(14.1)	(2.4)
Shareowner servicing fees and other	41.5	42.2	40.6
Total operating revenues	257.6	251.4	248.5

Operating expenses:
Employee compensation and benefits	90.9	86.6	87.9
Long-term incentive compensation	18.1	19.4	19.5
Marketing and advertising	18.6	6.5	5.3
Distribution	33.4	33.3	32.4
Depreciation and amortization	7.8	8.5	9.1
General, administrative and occupancy	33.5	35.3	31.7
Total operating expenses	202.3	189.6	185.9

Operating income	55.3	61.8	62.6

Interest expense	(5.2)	(5.2)	(5.2)
Investment gains (losses), net	1.2	(6.4)	1.7
Other income (expense), net	2.2	(0.1)	1.8
Income tax provision	(21.2)	(19.0)	(23.9)

Net income	32.3	31.1	37.0

Net income attributable to noncontrolling interests	(1.4)	(0.2)	(1.9)

Net income attributable to JCG	$30.9	$30.9	$35.1

Net income attributable to JCG	$30.9	$30.9	$35.1
Less: Allocation of earnings to restricted stock	1.2	1.1	1.3
Net income attributable to JCG common shareholders	$29.7	$29.8	$33.8

Basic weighted-average shares outstanding (in millions)	177.3	176.0	178.4
Diluted weighted-average shares outstanding (in millions)	179.7	180.0	181.3

Diluted earnings per share	$0.17	$0.17	$0.19

Average assets under management (in billions)	$201.4	$191.9	$180.2

JANUS CAPITAL GROUP INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in millions)

	March 31,	December 31,
	2017	2016
Assets
Cash and cash equivalents	$358.7	$485.9
Investment securities	203.2	212.1
Other assets	195.0	178.8
Property, equipment and software, net	32.8	34.2
Intangible assets and goodwill, net	1,949.1	1,940.9
Assets of consolidated variable interest entities	95.0	98.0
Total assets	$2,833.8	$2,949.9

Liabilities, redeemable noncontrolling interests and equity
Debt	$407.4	$406.3
Other liabilities	200.0	277.9
Deferred income taxes	527.1	502.8
Liabilities of consolidated variable interest entities	1.7	0.5
Redeemable noncontrolling interests	38.7	43.1
Total equity	1,658.9	1,719.3
Total liabilities, redeemable noncontrolling interests and equity	$2,833.8	$2,949.9

UNAUDITED CONDENSED CONSOLIDATED

CASH FLOW INFORMATION

(dollars in millions)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Cash provided by (used for):
Operating activities	$(50.1)	$94.8	$(44.0)
Investing activities	18.1	39.2	41.4
Financing activities	(95.5)	(16.7)	(54.6)
Effect of exchange rate changes	0.3	(0.5)	—
Net change during period	$(127.2)	$116.8	$(57.2)

JANUS CAPITAL GROUP INC.

ASSETS & FLOWS BY INVESTMENT DISCIPLINE

(dollars in billions)

	Growth / Core (1)(3)	Global / International (3)	Mathematical Equity(4)	Fixed Income (1)	Value	Total Company (Excluding Money Market and ETNs)	Exchange- Traded Notes (“ETNs”) (2)	Money Market	Total Company

March 31, 2017	$75.4	$20.4	$46.3	$48.3	$10.4	$200.8	$2.8	$1.1	$204.7
Sales	4.5	0.9	1.5	3.6	0.8	11.3	2.4	0.2	13.9
Redemptions	(4.2)	(2.0)	(5.3)	(3.9)	(0.6)	(16.0)	(2.0)	(0.2)	(18.2)
Net Sales (Redemptions)	0.3	(1.1)	(3.8)	(0.3)	0.2	(4.7)	0.4	—	(4.3)
Market/Fund Performance	5.0	1.9	3.4	1.4	0.4	12.1	0.1	—	12.2
December 31, 2016	$70.1	$19.6	$46.7	$47.2	$9.8	$193.4	$2.3	$1.1	$196.8
Sales	4.6	0.9	1.1	5.5	0.6	12.7	2.8	0.2	15.7
Redemptions	(3.5)	(1.7)	(2.7)	(4.4)	(0.7)	(13.0)	(4.5)	(0.3)	(17.8)
Net Sales (Redemptions)	1.1	(0.8)	(1.6)	1.1	(0.1)	(0.3)	(1.7)	(0.1)	(2.1)
Market/Fund Performance	0.9	(0.8)	0.1	(0.9)	0.5	(0.2)	0.2	—	(0.0)
September 30, 2016	$68.1	$21.2	$48.2	$47.0	$9.4	$193.9	$3.8	$1.2	$198.9
Sales	3.1	0.8	0.6	2.8	0.9	8.2	3.0	0.1	11.3
Redemptions	(3.5)	(1.3)	(2.4)	(2.9)	(0.5)	(10.6)	(3.0)	(0.2)	(13.8)
Net Sales (Redemptions)	(0.4)	(0.5)	(1.8)	(0.1)	0.4	(2.4)	—	(0.1)	(2.5)
Market/Fund Performance	3.0	1.3	0.9	1.0	0.5	6.7	—	—	6.7
June 30, 2016	$65.5	$20.4	$49.1	$46.1	$8.5	$189.6	$3.8	$1.3	$194.7
Sales	3.9	0.6	1.3	3.7	0.4	9.9	2.7	0.2	12.8
Redemptions	(3.0)	(1.1)	(2.0)	(3.3)	(0.5)	(9.9)	(2.4)	(0.2)	(12.5)
Net Sales (Redemptions)	0.9	(0.5)	(0.7)	0.4	(0.1)	0.0	0.3	—	0.3
Market/Fund Performance	0.7	0.4	1.0	0.5	0.3	2.9	0.2	—	3.1
March 31, 2016	$63.9	$20.5	$48.8	$45.2	$8.3	$186.7	$3.3	$1.3	$191.3
Sales	3.3	0.6	2.1	3.6	0.4	10.0	3.8	0.2	14.0
Redemptions	(3.2)	(1.4)	(1.4)	(3.7)	(0.6)	(10.3)	(3.2)	(0.2)	(13.7)
Net Sales (Redemptions)	0.1	(0.8)	0.7	(0.1)	(0.2)	(0.3)	0.6	—	0.3
Market/Fund Performance	(0.7)	(1.6)	0.5	0.9	0.1	(0.8)	(0.5)	—	(1.3)
December 31, 2015	$64.5	$22.9	$47.6	$44.4	$8.4	$187.8	$3.2	$1.3	$192.3

Notes:

(1)     Growth / Core and Fixed Income assets and flows reflect an even split of the Janus Balanced Fund between the two categories.

(2)     ETN sales and redemptions across all periods (exclusive of the first and second quarters 2016) were adjusted due to a revised reporting method by the subsidiary; ending and average assets were not impacted.

(3)     Assets and flows in 2016 reflect a recategorization of the Janus Global Real Estate Fund from the Growth / Core to Global / International discipline.

(4)     First quarter 2017 gross sales and redemptions exclude an intra-strategy transfer of $1.6 billion from a Danish krone-denominated account into a U.S. dollar-denominated account.

Non-GAAP Financial Measures

The Company’s condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). To provide greater transparency into JCG’s business on an ongoing operations basis and allow more appropriate comparisons with industry peers, the Company presents adjusted operating income, adjusted operating margin, adjusted net income attributable to JCG and adjusted diluted earnings per share attributable to JCG common shareholders as non GAAP financial measures. Each of these non-GAAP financial measures is considered to be effective indicators, for both management and investors, of JCG’s financial performance over time. The non-GAAP financial measures exclude expenses incurred during the three months ended March 31, 2017 and December 31, 2016 related to the merger with Henderson as these expenses are not considered part of the Company’s ongoing operations. Management uses non-GAAP performance measures to evaluate the business on an ongoing basis, and they are consistent with internal management reporting. The most directly comparable GAAP measures are operating income, operating margin, net income attributable to JCG and diluted earnings per share attributable to JCG common shareholders.

These non-GAAP measures should not be considered as substitutes for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. Additional reconciling items may be added in the future to these non-GAAP measures if appropriate. The tax effect related to reconciling items has been calculated based on the tax rate attributable to the jurisdiction to which the transaction relates.

The following are reconciliations of GAAP basis operating income, operating margin, net income attributable to JCG and diluted earnings per share attributable to JCG common shareholders to adjusted operating income, adjusted operating margin, adjusted net income attributable to JCG and adjusted diluted earnings per share attributable to JCG common shareholders for the three months ended March 31, 2017 and December 31, 2016. The Company did not adjust its GAAP basis figures for the three months ended March 31, 2016 as the amounts during this period reflect JCG’s business on an ongoing operations basis. Amounts are presented in millions, except per share data and operating profit percentages.

	Three Months Ended
	March 31,	December 31,
	2017	2016
Reconciliation of operating income to adjusted operating income:
Operating income, GAAP basis	$55.3	$61.8
Merger-related adjustments	19.7	9.1
Adjusted operating income	$75.0	$70.9

Reconciliation of operating margin to adjusted operating margin:
Operating margin, GAAP basis	21.5%	24.6%
Merger-related adjustments	7.6%	3.6%
Adjusted operating margin	29.1%	28.2%

Reconciliation of net income attributable to JCG to adjusted net income attributable to JCG:
Net income attributable to JCG, GAAP basis	$30.9	$30.9
Merger-related adjustments	19.7	9.1
Tax effect of merger-related adjustments (1)	(6.8)	(2.8)
Adjusted net income attributable to JCG	43.8	37.2
Less: Allocation of earnings to participating restricted stock awards	1.7	1.5
Adjusted net income attributable to JCG common shareholders	$42.1	$35.7

Reconciliation of diluted earnings per share to adjusted diluted earnings per share:
Diluted earnings per share attributable to JCG common shareholders, GAAP basis	$0.17	$0.17
Diluted earnings per share - merger-related adjustments	0.06	0.03
Adjusted diluted earnings per share attributable to JCG common shareholders	$0.23	$0.20

(1) Certain merger-related adjustments are tax deductible and the Company applied its statutory rate of  37.4% to calculate the tax effect of the deductible merger-related adjustments.

Data presented reflects past performance, which is no guarantee of future results. Due to market volatility, current performance may be higher or lower than the performance shown. Call 877.33JANUS (52687) or visit janus.com/advisor/mutual-funds for performance, rankings and ratings current to the most recent month-end.

Janus Capital Group Inc. (“JCG”) provides investment advisory services through its primary subsidiaries, Janus Capital Management LLC (“Janus”), INTECH Investment Management LLC (“INTECH”) and Perkins Investment Management LLC (“Perkins”).

“Complex-Wide Mutual Funds” means all affiliated mutual funds managed by Janus, INTECH and Perkins. “Fundamental Equity Mutual Funds” means all mutual funds managed by Janus or Perkins that invest in equity securities. “Fixed Income Mutual Funds” means all mutual funds managed by Janus that invest primarily in fixed income securities. “Mathematical Equity Relative Return Strategies” means all relative return discretionary managed accounts (not mutual funds) that are advised or sub-advised by INTECH with at least a one-year track record.

Mutual fund relative performance analysis shown is for each Fund’s Class I Shares in the Janus investment fund (“JIF”) trust and Institutional Shares in the Janus Aspen Series (“JAS”) trust or, if not available, in the Fund’s “parent” share class (that with the longest history). These share classes may not be eligible for purchase by all investors. Other share classes may have higher sales and management fees, which can result in differences in performance.

Investing involves risk, including the possible loss of principal and fluctuation of value. Performance may be affected by risks that include those associated with non-diversification, portfolio turnover, short sales, potential conflicts of interest, foreign and emerging markets, initial public offerings (IPOs), high-yield and high-risk securities, undervalued, overlooked and smaller capitalization companies, real estate related securities including Real Estate Investment Trusts (REITs), derivatives, and commodity-linked investments. Each product has different risks. Please see the prospectus for more information about risks, holdings and other details.

The Morningstar RatingTM for funds, or “star rating”, is calculated for managed products (including mutual funds, variable annuity and variable life subaccounts, exchange-traded funds, closed-end funds, and separate accounts) with at least a three-year history. Exchange-traded funds and open-ended mutual funds are considered a single population for comparative purposes. It is calculated based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a managed product’s monthly excess performance, placing more emphasis on downward variations and rewarding consistent performance. The top 10% of products in each product category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars, and the bottom 10% receive 1 star. The Overall Morningstar Rating for a managed product is derived from a weighted average of the performance figures associated with its three-, five-, and 10-year (if applicable) Morningstar Rating metrics. The weights are: 100% three-year rating for 36-59 months of total returns, 60% five-year rating/40% three-year rating for 60-119 months of total returns, and 50% 10-year rating/30% five-year rating/20% three-year rating for 120 or more months of total returns. While the 10-year overall star rating formula seems to give the most weight to the 10-year period, the most recent three-year period actually has the greatest impact because it is included in all three rating periods.

The Morningstar percentile ranking is based on a fund’s total return (including income and capital gains, if any, and excluding sales charges) relative to all funds in the same category for the period. The highest (or most favorable) percentile rank is 1%, and the lowest (or least favorable) percentile rank is 100%. The top-performing funds in a category will always receive a rank of 1.

Morningstar performance on an asset-weighted basis is calculated by taking all funds and assigning the assets under management (“AUM”) in each respective fund to either the 1st, 2nd, 3rd or 4th quartile bucket based on each fund’s respective Morningstar relative ranking. The total AUM of each quartile’s bucket is then divided by complex-wide total AUM to arrive at the respective percent of AUM in each bucket.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus or, if available, a summary prospectus containing this and other information, please call Janus at 877.335.2687 or download the file from janus.com/info. Read it carefully before you invest or send money.

Funds distributed by Janus Distributors LLC.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. These statements are based on the beliefs and assumptions of Company management based on information currently available to management.

Various risks, uncertainties, assumptions and factors that could cause future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, risks specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, included under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. Many of these factors are beyond the control of the Company and its management. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except for the Company’s ongoing obligations to disclose material information under the applicable securities law and stock exchange rules, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.